SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

      Date of Report (date of earliest event reported): September 8, 2006


                                  Hemcure, Inc.
               (Exact name of registrant as specified in charter)

                                    Minnesota
                 (State or other jurisdiction of incorporation)

            000-51543                                 84-0916792
      ----------------------                -------------------------------
     (Commission File Number)              (IRS Employer Identification No.)



     730 W. Randolph
     Suite 600
     Chicago, Illinois                                  60661
 --------------------------------------                --------
(Address of principal executive offices)              (Zip Code)


                                 (312) 454-0015
                           ---------------------------
                           (Issuer's Telephone Number)


                                 Not applicable.
                 -----------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

Effective September 8, 2006, the Minnesota Secretary of State approved the merger of Hemcure, Inc., a Minnesota corporation ("Hemcure Minnesota") into Hemcure, Inc., a Nevada corporation ("Hemcure Nevada"). On July 28, 2006, the Board of Directors of Hemcure Minnesota adopted the Agreement and Plan of Merger. On August 17, 2006, the shareholders of Hemcure, Inc. adopted the Agreement and Plan of Merger, which was detailed in the proxy statement sent to shareholders on August 3, 2006. Such definitive proxy statement was filed with the Securities and Exchange Commission on August 3, 2006.

The Agreement and Plan of Merger set forth the following: 1) a change in domicile from the State of Minnesota to the State of Nevada; 2) the adoption of the Articles of Incorporation of Hemcure Nevada under the laws of the state of Nevada (as provided in the proxy materials); 3) the issued and outstanding shares of common stock of Hemcure Minnesota automatically convert into the right to receive shares of Hemcure Nevada Common Stock at a ratio of seventeen and one-half (17.5) shares of common stock of Hemcure Minnesota for one (1) share of Hemcure Nevada Common Stock; 4) the adoption of the bylaws of Hemcure Nevada under the laws of the state of Nevada (as provided in the proxy materials); and
5) the persons presently serving as executive officers and directors of Hemcure Minnesota serve in their same respective positions with Hemcure Nevada.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (d)  Exhibits

           None.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HEMCURE, INC.


                                    By     /s/ Bartly Loethen
                                           -------------------------------------
                                    Name:  Bartly Loethen
                                    Title: Chief Executive Officer and President

Dated: September 14, 2006